                                                                  EXHIBIT (c)(3)
================================================================================



                                  PROJECT SILK


                                VALUATION SUMMARY





                                SEPTEMBER 7, 1999








                             GREENE HOLCOMB & FISHER

================================================================================

                                                                    PROJECT SILK
================================================================================


                               TABLE OF CONTENTS


                                                                    SECTION
                                                                    -------
  BID ANALYSIS                                                         I

  GOING PRIVATE TRANSACTIONS                                          II

  DISCOUNTED CASH FLOW                                               III

  PUBLIC LEASING COMPANIES                                            IV

  WINTHROP TRANSACTION                                                 V

  STOCK CHARTS                                                        VI

================================================================================

================================================================================







                                  BID ANALYSIS






================================================================================

                                                                    PROJECT SILK
================================================================================


                                  BID ANALYSIS


-- GH&F recommends an initial bid of $5.25 per share for the 3,262,378 outstanding shares and options of Sunrise International Leasing Corporation that are not currently owned by Peter King. At this bid price, Sunrise shareholders would receive a 23.5% premium over the current stock price of 4 1/4, a 21.8% premium over the price one week ago of 4 5/16, and a 29.3% premium over the price one month ago of 4 1/16, which is comparable to other going private transactions in the past eighteen months.

--   Assumes current stock price at 4 1/4.



                                                                  COMPANY
                                  TOTAL         COMPANY            VALUE/
                                PURCHASE         VALUE/          OPERATING                                              PREMIUM
                                 PRICE          REVENUES          INCOME              P/E           PRICE/BOOK           PAID
                          ================= ================ ================= ================= ================ =================


Sunrise @ 5 1/4                 $17.1M            1.5               8.4               10.7              1.1             23.5%
------------------------  ----------------- ---------------- ----------------- ----------------- ---------------- -----------------

Public Comps                     NA               2.1               9.8               11.3              1.2              N/A
------------------------  ----------------- ---------------- ----------------- ----------------- ---------------- -----------------

====================================================================================================================================

================================================================================






                           GOING PRIVATE TRANSACTIONS





================================================================================

                                                                    PROJECT SILK
================================================================================

                           GOING PRIVATE TRANSACTIONS

GH&F reviewed a list of transactions in which the acquiror owned 50% or more of the target prior to the transaction. We limited the list to all transactions with a total purchase price under $100 million and eliminated real estate deals and any transactions with negative premiums. Ten deals were analyzed for premiums paid one day prior to announcement, one week prior to announcement, and one month prior to announcement. A summary of the results follows below:

                                           PREMIUM 1               PREMIUM 1             PREMIUM 4
                                         DAY PRIOR TO           WEEK PRIOR TO         WEEKS PRIOR TO
                                         ANNOUNCEMENT           ANNOUNCEMENT           ANNOUNCEMENT
                                             DATE                   DATE                   DATE
                                     ===================== ====================== ======================

        Mean                                24.4%                  31.1%                  33.5%
        ---------------------------- --------------------- ---------------------- ----------------------

        Median                              23.3%                  23.2%                  27.6%
        ---------------------------- --------------------- ---------------------- ----------------------

        Sunrise  @ 5 1/4                    23.5%                  21.8%                  29.3%
        ============================ ===================== ====================== ======================

PROJECT SILK
GOING PRIVATE TRANSACTIONS
ACQUIROR OWNED>50% PRIOR TO TRANSACTION
DEAL VALUE - LESS THAN $100 MILLION
1/1/98 to 8/10/99

                                                                                                Target   Target
                                                                                                 Net   Operating Company Company
                                                                                    Value of    Sales    Income   Value/  Value/
  Date      Date                                                                  Transaction    LTM      LTM     Total  Operating
Announced  Uncon.    Target Name                    Acquiror Name                   ($ mil)    ($mil)   ($mil)    Sales   Income
------------------------------------------------------------------------------------------------------------------------------------

01/22/99   06/11/99  Treadco Inc                    Arkansas Best Corp               22.7      176.9     1.1       0.4     57.3
12/03/98   04/08/99  Banner Aerospace Inc           Fairchild Corp                   82.4      286.0    13.0       1.3     29.3
11/12/98   05/14/99  Aquila Gas Pipeline Corp       UtiliCorp United Inc             43.2      983.6    24.7       0.5     18.5
10/21/98   11/30/98  Capital Factors Holdings Inc   Union Planters Bk Nat Assoc      22.2       99.4    57.8       7.4     12.8
04/29/98   09/25/98  Group 1 Software Inc           COMNET Corp                      11.8       59.2    -2.1       1.1      N/A
03/31/98   03/26/99  Thermo Voltek Corp             Thermedics(Thermo Electron)      43.9       45.9     1.6       2.0     56.6
03/05/98   05/20/98  XLConnect Solutions Inc        Xerox Corp                       93.0      134.4     7.4       2.6     47.8
01/20/98   04/16/98  NACT Telecommunications(GST)   World Access Inc                 53.1       30.0     6.4       4.8     22.6
01/09/98   09/30/98  Wandel & Goltermann Tech Inc   Wandel & Goltermann Management   34.2       53.4    -2.5       1.4      N/A
01/08/98   01/30/98  Rayonier Timberlands LP        Rayonier Inc                     65.8      139.6    86.7       3.5      5.6

                                                                                             Premium   Premium    Premium
                                                                                              1 day     1 week    4 weeks
                                                                                    Equity   prior to   prior to  prior to
                                                                                    Value/  announce-  announce- announce-
  Date      Date                                                                    Common    ment       ment      ment
Announced  Uncon.    Target Name                    Acquiror Name                   Equity    date       date      date
---------------------------------------------------------------------------------- --------------------------------------------


01/22/99   06/11/99  Treadco Inc                    Arkansas Best Corp               0.8      38.5       46.9       24.1
12/03/98   04/08/99  Banner Aerospace Inc           Fairchild Corp                   1.2      25.7       41.9       40.8
11/12/98   05/14/99  Aquila Gas Pipeline Corp       UtiliCorp United Inc             1.0      23.1       17.4       68.4
10/21/98   11/30/98  Capital Factors Holdings Inc   Union Planters Bk Nat Assoc      2.6       4.5        8.9        2.9
04/29/98   09/25/98  Group 1 Software Inc           COMNET Corp                      2.1      71.6       61.5       71.6
03/31/98   03/26/99  Thermo Voltek Corp             Thermedics(Thermo Electron)      2.5      45.5       60.0       40.0
03/05/98   05/20/98  XLConnect Solutions Inc        Xerox Corp                       6.4     -11.1       15.1       22.1
01/20/98   04/16/98  NACT Telecommunications(GST)   World Access Inc                 4.4      12.0       12.5       16.7
01/09/98   09/30/98  Wandel & Goltermann Tech Inc   Wandel & Goltermann Management   2.8      23.5       21.1       31.1
01/08/98   01/30/98  Rayonier Timberlands LP        Rayonier Inc                     2.4      11.2       25.3       17.5

                                                                                     MEAN     24.4       31.1       33.5
                                                                                   MEDIAN     23.3       23.2       27.6


 Date      Date
Announced  Uncon.    Target Name                    Acquiror Name                   Target Business Description
-------------------------------------------------------------------------------------------------------------------------------

01/22/99   06/11/99  Treadco Inc                    Arkansas Best Corp              Own,operate auto supply stores
12/03/98   04/08/99  Banner Aerospace Inc           Fairchild Corp                  Wholesale aerospace equipment
11/12/98   05/14/99  Aquila Gas Pipeline Corp       UtiliCorp United Inc            Gas utility
10/21/98   11/30/98  Capital Factors Holdings Inc   Union Planters Bk Nat Assoc     Pvd short-term bus credit svcs
04/29/98   09/25/98  Group 1 Software Inc           COMNET Corp                     Develop software
03/31/98   03/26/99  Thermo Voltek Corp             Thermedics(Thermo Electron)     Mnfr electronic components
03/05/98   05/20/98  XLConnect Solutions Inc        Xerox Corp                      Pvd integrated sys design svcs
01/20/98   04/16/98  NACT Telecommunications(GST)   World Access Inc                Pvd telephone commun svcs
01/09/98   09/30/98  Wandel & Goltermann Tech Inc   Wandel & Goltermann Management  Mnfr network equipment
01/08/98   01/30/98  Rayonier Timberlands LP        Rayonier Inc                    Own,op timber tracts

================================================================================







                              DISCOUNTED CASH FLOW






================================================================================

PROJECT SILK
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS
YEARS ENDING MARCH 31
($ IN MILLIONS)

                                                                              PROJECTED
                                                 ====================================================================
                                                          2001          2002         2003          2004          2005
                                                 ---------------------------------------------------------------------

Revenues                                                 111.2         135.7        152.0         155.0         154.3

Earnings Before Taxes                                      6.9          10.8         11.7          11.4          10.7

Less:  Taxes @ 42%                                        (2.9)         (4.5)        (4.9)         (4.8)         (4.5)

Net Income                                                 4.0           6.3          6.8           6.6           6.2
======================================================================================================================




Dividend Ability (Equity Requirement)                     (8.1)          5.0          8.8           9.5           8.7

Terminal Value @ 10x Net Income                              -             -            -             -          61.8

                                                 ---------------------------------------------------------------------
Total Cash Flows                                          (8.1)          5.0          8.8           9.5          70.5
                                                 =====================================================================

                  ASSUMPTIONS
-------------------------------------------------
                                                                                           SENSITIVITY ANALYSIS
                                                                --------------------------------------------------------------------

      42.00% Tax Rate
          10 Net Income Multiple                                                           NET INCOME MULTIPLE
      18.00% Discount Rate                                                                           8.0       10.0        12.0
                                                                             ---------------------------------------------------
                                                                  DISCOUNT           16.0%         $35.4      $41.2       $47.1
                                                                    RATE             18.0%         $32.4      $37.9       $43.3
                                                                                     20.0%         $29.8      $34.8       $39.8
                  Net Present Value, 4/1/00
---------------------------------------------------------------

NPV of Free Cash Flow                         11
NPV of Terminal Value                         27
                                    -------------
Total NPV, 4/1/00                             38                                      PER SHARE SENSITIVITY ANALYSIS
                                                                --------------------------------------------------------------------

Plus:  Cash                                    -                                           NET INCOME MULTIPLE
Less:  Debt                                    -                                                     8.0       10.0        12.0
                                                                             ---------------------------------------------------
                                                                  DISCOUNT           16.0%         $4.87      $5.68       $6.49
                                    =============
Equity Value, 4/1/00                          38                    RATE             18.0%         $4.47      $5.21       $5.96
                                    =============
                                                                                     20.0%         $4.10      $4.79       $5.47
Shares Outstanding (000)                   7,262
Value per Share                            $5.21


Discounted Cash Flow Worksheet
($ in millions)

                                     2001       2002        2003       2004        2005
                              ----------------------------------------------------------
Total Debt                          132.8      136.5       130.4      121.7       114.2

Required Equity @ 3:1                44.3       45.5        43.5       40.6        38.1

Previous Equity                      32.2       44.3        45.5       43.5        40.6

Net Income                            4.0        6.3         6.8        6.6         6.2

Dividend (Requirement)               (8.1)       5.0         8.8        9.5         8.7


================================================================================








                            PUBLIC LEASING COMPANIES







================================================================================

                                                                    PROJECT SILK
================================================================================

                            PUBLIC LEASING COMPANIES

GH&F developed a list of nine public leasing companies that are used to compare valuation multiples with Sunrise. We evaluated a comprehensive list of public companies in the equipment leasing and rental industry and eliminated all but those that appeared to operating in a similar manner to that of Sunrise.


                                                                     COMPANY
                                                                      VALUE/
                                               COMPANY              OPERATING
                                           VALUE/REVENUES             INCOME                   P/E               PRICE/BOOK (1)
                                        ---------------------- ---------------------- ---------------------- ---------------------

Public Comps                                    2.1X                   9.8X                   11.3X                  1.2X
--------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------

Sunrise  @ 4 1/4                                1.4X                   7.7X                    8.7X                   .9X
--------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------

Sunrise  @ 5 1/4                                1.5X                   8.4X                   10.7X                  1.1X
--------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------

               (1) Excludes outlier of 14.5.

PROJECT SILK
--------------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)


                                                               LTM                                                Gross
      Ticker                                                 Quarter                             Gross            Margin

      Symbol                        Company                    Date           Revenues           Income             (%)
--------------------       ----------------------------    ------------   ----------------   --------------   ---------------
Comparable Group

AMPI                       AMPLICON INC                           3/99             $241.9            $71.7         29.6
CAII                       CAPITAL ASSOCIATES INC                 2/99             $254.7            $19.5          7.6
CHLR                       CHANCELLOR CORP                        6/99              $52.1             $3.8          7.4
ELRC                       ELECTRO RENT CORP                      2/99             $287.3           $138.4         48.2
LNCC                       LINC CAPITAL INC                       3/99              $78.3            $43.9         56.0
LSN                        LEASING SOLUTIONS INC       (3)        9/98             $278.8            $58.5         21.0
MFI                        MICROFINANCIAL INC                     3/99              $80.9            $33.6         41.5
TWFC                       T & W FINANCIAL CORP        (4)        6/99              $66.5            $30.4         45.7
UCP                        UNICAPITAL CORP             (5)        3/99             $613.6           $200.1         32.6

                           MEAN                                                                                    32.2
                           MEDIAN                                                                                  32.6

SUNL                       SUNRISE INTL LEASING CORP              6/99              $57.2            $10.2         17.8


                                                                               Operating                           Net
      Ticker                                                    Operating        Margin           Net            Margin

      Symbol                         Company                    Income (1)        (%)           Income             (%)
--------------------       ----------------------------        -------------   -----------   --------------    ------------
Comparable Group

AMPI                       AMPLICON INC                           $53.9          22.3            $20.1             8.3
CAII                       CAPITAL ASSOCIATES INC                 $12.7           5.0             $0.8             0.3
CHLR                       CHANCELLOR CORP                        ($2.1)           NM             $1.5  (2)        2.8
ELRC                       ELECTRO RENT CORP                      $55.8          19.4            $24.6             8.6
LNCC                       LINC CAPITAL INC                       $17.7          22.7             $3.8             4.8
LSN                        LEASING SOLUTIONS INC       (3)        $58.5          21.0             $9.0             3.2
MFI                        MICROFINANCIAL INC                     $33.6          41.5            $12.8            15.8
TWFC                       T & W FINANCIAL CORP        (4)        $30.4          45.7             $8.6            12.9
UCP                        UNICAPITAL CORP             (5)       $128.8          21.0            $41.2             6.7

                           MEAN                                                  24.8                              7.1
                           MEDIAN                                                21.6                              6.7

SUNL                       SUNRISE INTL LEASING CORP              $10.2          17.8             $3.7             6.5


                                                                                                                8/26/99
                                                                               Average                           Stock
                                                               Market           Daily           Stock          Price as
      Ticker                                                   Value            Volume          Price          a % of 52
      Symbol                        Company                   of Equity          (000s)         8/26/99        Week High
--------------------       ---------------------------     ---------------   -------------   -------------   --------------
Comparable Group

AMPI                       AMPLICON INC
CAII                       CAPITAL ASSOCIATES INC                 $148.4             3.9          $12.50            72.7%
CHLR                       CHANCELLOR CORP                         $15.1             4.8           $2.88            50.0%
ELRC                       ELECTRO RENT CORP                       $31.7            33.0           $0.59            57.6%
LNCC                       LINC CAPITAL INC                       $305.7            26.5          $12.50            76.9%
LSN                        LEASING SOLUTIONS INC      (3)          $29.6            22.2           $5.63            38.1%
MFI                        MICROFINANCIAL INC                       $7.1           126.3           $0.88             3.1%
TWFC                       T & W FINANCIAL CORP       (4)         $144.2            66.6          $10.81            54.4%
UCP                        UNICAPITAL CORP            (5)          $58.9            52.7           $7.00            26.8%
                                                                  $223.1           214.0           $4.25            30.4%

                           MEAN
                           MEDIAN                                                                                   45.6%
                                                                                                                    50.0%
SUNL                       SUNRISE INTL LEASING CORP               $30.9             6.7           $4.25            89.5%


      Ticker                                                       52 Week Price Range
                                                               ----------------------------
      Symbol                       Company                          Low            High
--------------------       ---------------------------         ------------   -------------

Comparable Group

AMPI                       AMPLICON INC
CAII                       CAPITAL ASSOCIATES INC                  $8.00  -       $17.19
CHLR                       CHANCELLOR CORP                         $2.75  -        $5.75
ELRC                       ELECTRO RENT CORP                       $0.41  -        $1.03
LNCC                       LINC CAPITAL INC                        $9.00          $16.25
LSN                        LEASING SOLUTIONS INC      (3)          $5.19  -       $14.75
MFI                        MICROFINANCIAL INC                      $0.50  -       $28.31
TWFC                       T & W FINANCIAL CORP       (4)          $8.94  -       $19.88
UCP                        UNICAPITAL CORP            (5)          $6.00  -       $26.13
                                                                   $3.88  -       $14.00
                           MEAN
                           MEDIAN

SUNL                       SUNRISE INTL LEASING CORP               $2.25  -        $4.75

 (1) Operating Income is figured after Depreciation and Amortization and before Interest.
 (2) Non-operating income of $4.4 million related to sales of transportation equipment.
 (3) In default on loan covenants.
 (4) Net loss of $3.4 million in second quarter ended June 30, 1999 due in part to higher provision for credit losses.
 (5) Debt to tangible net worth of 10.8x to 1 at June 30, 1999.

PROJECT SILK
--------------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)


                                                                                         P/E Ratios
                                                                  --------------------------------------------------------
                                                        Fiscal        Latest              1998                1999
                                                         Year         Twelve              Cal.                Cal.
                     Company                              End         Months              Year                Year
--------------------------------------------------     ---------- ---------------- ------------------- -------------------
COMPARABLE GROUP

AMPLICON INC                                              6/98              7.5                  NA                  NA
CAPITAL ASSOCIATES INC                                    5/98             18.0                  NA                  NA
CHANCELLOR CORP                                          12/98             19.8                  NA                  NA
ELECTRO RENT CORP                                         5/98             12.8                  NA                  NA
LINC CAPITAL INC                                         12/98             10.2                 6.5                 3.4
LEASING SOLUTIONS INC                           (1)      12/97               NA                  NA                  NA
MICROFINANCIAL INC                                       12/98              8.7                 7.6                 6.3
T & W FINANCIAL CORP                            (2)      12/98              7.8                  NA                  NA
UNICAPITAL CORP                                 (3)      12/98              5.9                10.6                 5.2

MEAN                                                                       11.3                 8.2                 5.0
MEDIAN                                                                      9.4                 7.6                 5.2

SUNRISE INTL LEASING CORP                                 3/99              8.7                  NA                  NA


                                                                                                    Market
                                                                               "Company             Value/

                                                           "Company             Value"/            Tangible
                                                            Value"/            Operating            Common
                     Company                                Revenue             Income              Equity
--------------------------------------------------     ------------------  ------------------  -----------------

COMPARABLE GROUP

AMPLICON INC                                                       1.4                 6.3                1.0
CAPITAL ASSOCIATES INC                                             0.7                13.5                0.6
CHANCELLOR CORP                                                    0.9                  NM               14.5
ELECTRO RENT CORP                                                  1.6                 8.1                2.4
LINC CAPITAL INC                                                   3.8                16.7                0.9
LEASING SOLUTIONS INC                           (1)                2.2                10.3                0.1
MICROFINANCIAL INC                                                 3.1                 7.5                2.1
T & W FINANCIAL CORP                            (2)                3.2                 7.0                1.1
UNICAPITAL CORP                                 (3)                1.9                 9.2                1.1

MEAN                                                               2.1                 9.8                2.6
MEDIAN                                                             1.9                 8.6                1.1

SUNRISE INTL LEASING CORP                                          1.4                 7.7                0.9


                                                                            EPS Estimates (1)
                                          --------------------------------------------------------------------------------------
                                            Date of                         1998          1998           1999          1999
                                              EPS             EPS          Fiscal         Cal.          Fiscal         Cal.
              Company                        (LTM)           (LTM)          Year          Year           Year          Year
-------------------------------------     -------------   ------------  -------------  ------------  ------------- -------------

COMPARABLE GROUP

AMPLICON INC                                    6/99          $1.67             NA            NA             NA            NA
CAPITAL ASSOCIATES INC                          2/99          $0.16             NA            NA             NA            NA
CHANCELLOR CORP                                 6/99          $0.03             NA            NA             NA            NA
ELECTRO RENT CORP                               5/99          $0.98             NA            NA             NA            NA
LINC CAPITAL INC                                6/99          $0.55          $0.87         $0.87          $1.64         $1.64
LEASING SOLUTIONS INC              (1)          9/98          $1.10             NA            NA             NA            NA
MICROFINANCIAL INC                              6/99          $1.25          $1.42         $1.42          $1.71         $1.71
T & W FINANCIAL CORP               (2)          6/99          $0.90             NA            NA             NA            NA
UNICAPITAL CORP                    (3)          6/99          $0.72          $0.40         $0.40          $0.82         $0.82

MEAN
MEDIAN

SUNRISE INTL LEASING CORP                       6/99          $0.49             NA            NA             NA            NA


(1) In default on loan covenants.
(2) Net loss of $3.4 million in second quarter ended June 30, 1999 due in part to higher provision for credit losses.
(3) Debt to tangible net worth of 10.8x to 1 at June 30, 1999.

PROJECT SILK
--------------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)







                                                                              Revenues
                                         Latest     ----------------------------------------------------------
                    Company               Year            -2 Years             -1 Year           Latest Year
--------------------------------     ------------   ------------------   -----------------   -----------------
COMPARABLE GROUP

AMPLICON INC                                6/98           $257.2              $299.9              $313.2
CAPITAL ASSOCIATES INC                      5/98           $186.7              $227.5              $273.4
CHANCELLOR CORP                            12/98           $  5.5              $  4.4              $ 26.2
ELECTRO RENT CORP                           5/98           $141.1              $150.5              $255.5
LINC CAPITAL INC                           12/98           $ 36.1              $ 41.0              $ 71.6
LEASING SOLUTIONS INC           (2)        12/97           $ 80.2              $143.9              $220.7
MICROFINANCIAL INC                         12/98           $ 55.6              $ 68.2              $ 76.5
T & W FINANCIAL CORP            (3)        12/98           $ 19.5              $ 29.3              $ 65.3
UNICAPITAL CORP                 (4)        12/98               NA                  NA              $510.9

MEAN
MEDIAN

SUNRISE INTL LEASING CORP                   3/99           $ 44.8              $ 43.3              $ 49.3




                                                Fiscal Yearend
                                                    Compound
                                                    Revenue %
                                                Growth Rates (1)
                                                  (-2 Years to                              Earnings Per Share
                                                                      ----------------------------------------------------------
                    Company                       Latest Year)               -2 Years             -1 Year           Latest Year
-----------------------------------        ------------------------   -----------------   ------------------  ------------------
COMPARABLE GROUP

AMPLICON INC                                          10.3                    $1.11                $1.35               $1.63
CAPITAL ASSOCIATES INC                                21.0                    $0.12                $0.14               $0.30
CHANCELLOR CORP                                      118.1                   ($1.32)              ($0.18)              $0.02
ELECTRO RENT CORP                                     34.5                    $0.88                $0.97               $1.33
LINC CAPITAL INC                                      40.9                    $0.40                $0.73               $0.89
LEASING SOLUTIONS INC (2)                             65.9                    $0.93                $1.16               $1.60
MICROFINANCIAL INC                                    17.3                      N/A                $0.78               $1.21
T & W FINANCIAL CORP  (3)                             83.0                    $1.00                $1.14               $2.00
UNICAPITAL CORP       (4)                               NA                       NA                   NA               $0.73

MEAN                                                  48.9
MEDIAN                                                37.7

SUNRISE INTL LEASING CORP                              4.9                    $0.35               ($0.35)              $0.29



(1) Calculated using three data points.
(2) In default on loan covenants.
(3) Net loss of $3.4 million in second quarter ended June 30, 1999 due in part to higher provision for credit losses.
(4) Debt to tangible net worth of 10.8x to 1 at June 30, 1999.

PROJECT SILK
--------------------------------------------------------------------------------
Comparable Company Analysis
($ in millions except per share)





                                                                           Book Value
                                                           --------------------------------------------
                                                                  FYE                   Quarterly               Recent
                                                               Intangible                Common                  Price
                       Company                                   Assets                  Equity                 8/26/99      x
------------------------------------------------------     -------------------     --------------------     ----------------
COMPARABLE GROUP

AMPLICON INC                                                           $  0.0             $149.5               $12.50
CAPITAL ASSOCIATES INC                                                 $  1.7             $ 25.9               $ 2.88
CHANCELLOR CORP                                                        $  7.5             $  9.7               $ 0.59
ELECTRO RENT CORP                                                      $ 63.3             $189.2               $12.50
LINC CAPITAL INC                                                       $ 10.7             $ 42.2               $ 5.63
LEASING SOLUTIONS INC                                 (1)              $  0.0             $ 79.3               $ 0.88
MICROFINANCIAL INC                                                     $  8.9             $ 79.2               $10.81
T & W FINANCIAL CORP                                  (2)              $  5.3             $ 60.9               $ 7.00
UNICAPITAL CORP                                       (3)              $613.6             $823.0               $ 4.25



SUNRISE INTL LEASING CORP                                              $  0.5             $ 33.4               $ 4.25





                                   Shares
                                 Outstanding                  Market               Long-Term
       Company                     (000s)         =       Capitalization      +       Debt          +
--------------------------  --------------------     -----------------------     --------------------
COMPARABLE GROUP

AMPLICON INC                    11,869                       $148.4                   $239.8
CAPITAL ASSOCIATES INC           5,236                       $ 15.1                   $160.9
CHANCELLOR CORP                 53,359                       $ 31.7                   $ 16.1
ELECTRO RENT CORP               24,457                       $305.7                   $  0.0
LINC CAPITAL INC                 5,265                       $ 29.6                   $266.4
LEASING SOLUTIONS INC            8,141                       $  7.1                   $641.5
MICROFINANCIAL INC              13,335                       $144.2                   $117.6
T & W FINANCIAL CORP             8,408                       $ 58.9                   $173.1
UNICAPITAL CORP                 52,505                       $223.1                   $971.9




SUNRISE INTL LEASING CORP        7,262                       $ 30.9                   $ 44.1





                                                  Latest Quarterly Data
                            ------------------------------------------------------------------------

                                  Short-Term               Preferred                  Cash on                  "Company
      Company                       Debt          +         Stock         -       Balance Sheet        =         Value"
-------------------------   -------------------      -------------------     -----------------------     -----------------
COMPARABLE GROUP

AMPLICON INC                         N/A                     $0.0                       $50.9                   $  337.3
CAPITAL ASSOCIATES INC               N/A                     $0.0                       $ 4.0                   $  172.0
CHANCELLOR CORP                      N/A                     $0.1                       $ 1.2                   $   46.6
ELECTRO RENT CORP                 $146.7                     $0.0                       $ 0.9                   $  451.5
LINC CAPITAL INC                     N/A                     $0.0                       $ 0.1                   $  295.9
LEASING SOLUTIONS INC                N/A                     $0.0                       $45.9                   $  602.8
MICROFINANCIAL INC                   N/A                     $0.0                       $11.4                   $  250.4
T & W FINANCIAL CORP                 N/A                     $0.0                       $19.9                   $  212.1
UNICAPITAL CORP                      N/A                     $0.0                       $12.9                   $1,182.1



SUNRISE INTL LEASING CORP           $4.0                     $0.0                       $ 0.5                   $   78.5



(1) In default on loan covenants.
(2) Net loss of $3.4 million in second quarter ended June 30, 1999 due in part to higher provision for credit losses.
(3) Debt to tangible net worth of 10.8x to 1 at June 30, 1999.

================================================================================
                              WINTHROP TRANSACTION
================================================================================

                                                                    PROJECT SILK
--------------------------------------------------------------------------------
                              WINTHROP TRANSACTION
--------------------------------------------------------------------------------



-- GH&F reviewed over 200 transactions from the computer leasing and equipment leasing and rental industries that have occurred over the past four years. Out of all of the deals that were reviewed including nine completed by First Sierra Financial, only the acquisition of Winthrop Resources by TCF Financial Corp. provided data and fit within the industry parameters. We do not believe that Winthrop was entirely comparable and its acquisition by a financial institution represented an unusual circumstance as it created a new strategic platform for the buyer and significantly reduced the seller's cost of funds. Many deals would have been comparable to the Silk transaction but no data was available. Other deals provided data but were not in Silk's industry such as the numerous transactions that have occurred lately in the aircraft leasing industry.

------------------------------- ----------------- ---------------- ----------------- ----------------- ----------------
                                                  COMPANY VALUE/
                                 COMPANY VALUE/      OPERATING                                           PREMIUM
                                    REVENUES          INCOME             P/E            PRICE/BOOK        PAID
------------------------------- ----------------- ---------------- ----------------- ----------------- -----------------
TCF/Winthrop                          4.8X             9.5X             20.6X              3.8X             21.7%
------------------------------- ----------------- ---------------- ----------------- ----------------- -----------------

Sunrise  @ 5 1/4                      1.5X             8.4X             10.7X              1.1X             23.5%
------------------------------- ----------------- ---------------- ----------------- ----------------- -----------------

================================================================================
                                  STOCK CHARTS
================================================================================

                           SUNRISE INTL LEASING CORP
                      Daily Stock Price/Volume Performance
                               8/26/99 - 9/02/99

                                  {BAR GRAPH]

------------------------------------------------------------------------------------------------------
        DATE                 VOLUME               HIGH                LOW                CLOSE
------------------------------------------------------------------------------------------------------
       8/26/99               19.0                 4.56                4.19               4.19
       8/27/99                4.3                 4.38                4.25               4.38
       8/30/99                9.9                 4.56                4.38               4.38
       8/31/99                8.9                 4.38                4.19               4.31
       9/01/99                2.8                 4.31                4.31               4.31
       9/02/99                0.4                 4.38                4.31               4.31


                           SUNRISE INTL LEASING CORP
                      Daily Stock Price/Volume Performance
                               8/02/99 - 9/01/99
                                  [BAR GRAPH]

------------------------------------------------------------------------------------------------------
        DATE                 VOLUME              HIGH            LOW             CLOSE
------------------------------------------------------------------------------------------------------

        8/02/99               2.0                4.13            4.13            4.13
        8/09/99                 -                4.50            4.06            4.28
        8/16/99               5.8                4.13            4.00            4.13
        8/17/99               3.0                4.25            4.13            4.13
        8/23/99              19.0                4.50            4.13            4.44
        8/30/99               9.9                4.56            4.38            4.38

                           SUNRISE INTL LEASING CORP
                     Weekly Stock Price/Volume Performance
                               8/23/96 - 9/01/99
                                  [BAR GRAPH]

------------------------------------------------------------------------------------------------------
        DATE                 VOLUME              HIGH            LOW             CLOSE
------------------------------------------------------------------------------------------------------

        8/23/96               65.9               3.75            3.13            3.75
        11/22/96              20.4               4.00            3.63            3.81
        2/21/97                7.8               4.13            4.00            4.00
        5/23/97               37.2               3.88            3.75            3.75
        8/22/97               35.8               3.75            3.50            3.56
        11/21/97              21.6               3.00            2.75            2.94
        2/20/98              162.1               2.88            2.81            2.88
        5/22/98               18.7               3.50            3.25            3.38
        8/21/98               21.5               3.75            3.25            3.50
        11/20/98              52.5               3.75            3.50            3.56
        2/19/99               10.3               3.44            3.13            3.31
        5/21/99               34.1               4.25            3.63            4.19
        8/20/99               20.6               4.25            4.00            4.25


                                 TARGET COMPANY
                      ANALYSIS OF TRADING AT VARIOUS PRICES
                                08/28/98-08/30/99
                                  [BAR GRAPH]


TRADING RANGE                  VOLUME
$2.40 to $3.00                  0.2
$3.00 to $3.60                  0.8
$3.60 to $4.20                  1.1
$4.20 to $4.80                  0.3

                                 TARGET COMPANY
                      ANALYSIS OF TRADING AT VARIOUS PRICES
                                08/30/96-08/30/99

                                  [BAR GRAPH]

TRADING RANGE                  VOLUME
$2.00 to $3.00                  1.4
$3.00 to $4.00                  5.1
$4.00 to $5.00                  1.5

                                 TARGET COMPANY
                      ANALYSIS OF TRADING AT VARIOUS PRICES
                                08/26/94-08/27/99
                                  [BAR GRAPH]


TRADING RANGE                 VOLUME
$2.00 to $3.00                  2.8
$3.00 to $4.00                  8.5
$4.00 to $5.00                  2.5
$5.00 to $6.00                  1.3